UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 31, 2004

ROCK OF AGES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-29464 (Commission File Number)	03-0153200 (I.R.S. Employer Identification Number)

772 Graniteville Road, Graniteville Vermont   05654
(Address of principal executive offices)                  (Zip Code)

(802) 476-3121
(Registrant's telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ROCK OF AGES CORPORATION

 FORM 8-K

Item 1.01	Entry into a Material Definitive Agreement

Amendment to Financing Agreement

On December 31, 2004, the Company entered into the Ninth Amendment to its Financing Agreement with its lender, The CIT Group/Business Credit, pursuant to which CIT increased the Company's credit facility from a total of $30 million to $50 million. The acquisition term loan line of credit has been increased from $17.5 million to $30 million, and the revolving line of credit has been increased from $12.5 million to $20 million. Chittenden Trust Company has been added as a 40% participant on the credit facility. The foregoing description is qualified in its entirety by the Ninth Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Consulting Agreement with Richard C. Kimball

On January 3, 2005, the Company entered into a consulting agreement with Richard C. Kimball, a director of the Company and the Vice Chairman of the Board. Pursuant to the agreement, the Company will pay Mr. Kimball a consulting retainer during 2005 of $60,000 in exchange for consulting services. The foregoing description of the agreement is qualified in its entirety by reference to the Consulting Agreement attached hereto as Exhibit 10.2 and incorporated by reference herein.

The agreement was entered into in connection with Mr. Kimball's retirement as a full time employee. Mr. Kimball, formerly the Chief Strategic and Marketing Officer of the Company, retired from full time employment with the Company as of January 1, 2005. His marketing duties have been assumed by Caryn Crump, the Vice President/Marketing of the Memorials Division of the Company. He is expected to remain as a director of the Company and Vice Chairman of the Board until his term expires in 2006 and be paid the normal fees paid to outside directors now that he is no longer a full time employee. The agreement was entered into as a result of the expected additional time to be spent by Mr. Kimball, beyond the normal time commitments of outside directors, to assure completion of an orderly transition to others of all of his operating responsibilities, including certain strategic growth initiatives.

Item 8.01	Other Events

On January 4, 2005 the Company announced its credit facility with The CIT Group/Business Credit, Inc. was increased from $30 million to $50 million. In connection with the increase, Chittenden Trust Company of Burlington, Vermont has become a 40% participant in the total facility. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

	Exhibit Number	Description

	10.1	Ninth Amendment dated December 31, 2004 by and among Rock of Ages Corporation (and its subsidiaries) and The CIT Group/Business Credit, Inc. and Chittenden Trust Company.

	10.2	Consulting Agreement dated January 3, 2005 between Richard C. Kimball and Rock of Ages Corporation.

	99.1	Press Release dated January 4, 2005.

ROCK OF AGES CORPORATION

FORM 8-K

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK OF AGES CORPORATION

Dated: January 4, 2005	By: /s/ Michael B. Tule Michael B. Tule Vice President/General Counsel

Exhibit Index

Number	Description

10.1	Ninth Amendment dated December 31, 2004 by and among Rock of Ages Corporation (and its subsidiaries) and The CIT Group/Business Credit, Inc. and Chittenden Trust Company.

10.2	Consulting Agreement dated January 3, 2005 between Richard C. Kimball and Rock of Ages Corporation.

99.1	Press Release dated January 4, 2005.